                                                                 Exhibit 2


                                        [LOGO]
                                     [LETTERHEAD]


                                             January 30, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen,


With reference to the Registration Statement on Form S-6 filed by EquiTrust Life Insurance Company ("Company") and its EquiTrust Life Variable Account with the Securities and Exchange Commission covering certain variable universal life insurance policies, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examinations, it is my opinion that:

(1) Company is duly organized and validly existing under the laws of the State of Iowa.

(2) The variable universal life policies, when issued as contemplated by the said Form S-6 Registration Statement will constitute legal, validly issued and binding obligations of EquiTrust Life Insurance Company.

I hereby consent to the filing of this opinion as an exhibit to the said Form S-6 Registration Statement and to the reference to my name under the caption "Legal Matters" in the Prospectus contained in the said Registration
Statement. In giving this consent, I am not admitting that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,


                                        /s/ Stephen M. Morian

                                        Stephen M. Morian
                                        Senior Vice President
                                             & General Counsel